EXHIBIT 11

     COMPUTATION OF EARNINGS PER SHARE


      LILLY INDUSTRIES, INC.
      (In thousands, except per share data)

                                         Three Months Ended        Nine Months Ended

                                        August 31   August 31     August 31    August 31
                                          1994        1993          1994         1993

      Primary:
       Average shares outstanding--
        Note A                           22,690      22,430         22,650      22,350

       Net income                       $ 6,973     $ 4,601        $15,900     $10,995
       Net income per common share--
        Note A                          $  0.31     $  0.21        $  0.70     $  0.49
                                        =======     =======        =======     =======

      Average shares outstanding--
       Note A                            22,690      22,430         22,650      22,350
      Dilutive stock options based
       on treasury stock method
       using average market
       price--Note A                        560         595            600         560
                                        -------     -------        -------     -------
                                         23,250      23,025         23,250      22,910

       Net income                       $ 6,973     $ 4,601        $15,900     $10,995
       Net income per common
        and common equivalent
        share--Note A                   $  0.30     $  0.20        $  0.68     $  0.48
                                        =======     =======        =======     =======

      Fully diluted:
       Average shares outstanding--
        Note A                           22,690      22,430         22,650      22,350
       Dilutive stock options based
        on the treasury stock
        method using the higher
        of quarter end or average
        market price--Note A                560         595            600         600
                                        -------     -------        -------     -------
                                         23,250      23,025         23,250      22,950

       Net income                       $ 6,973     $ 4,601        $15,900     $10,995
       Net income per common
        and common equivalent
        share--Note A                   $  0.30     $  0.20        $  0.68     $  0.48
                                        =======     =======        =======     =======




      Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.
